UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 28, 2008

COUGAR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33871	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(310) 943-8040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2008, at a Special Meeting of Stockholders, the stockholders of Cougar Biotechnology, Inc. (the “Company”) approved amendments to the Company’s 2003 Stock Option Plan (the “Plan”) to (i) increase the number of shares of the Company’s common stock issuable thereunder from 3,344,385 to 4,600,000 shares, and (ii) prohibit the repricing of stock options and other incentives granted under the Plan without stockholder approval. The Company’s Board of Directors had previously adopted the amendments to the Plan, subject to stockholder approval, in September 2008.

Set forth below is a summary of the Plan, as amended. This summary is qualified in its entirety by reference to the complete text of the Plan, as amended, a copy of which is attached hereto as Exhibit 10.1.

The purpose of the Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees of and consultants to the Company. The Plan provides that a committee (the “Committee”) composed of at least two disinterested members of the Board of Directors of the Company may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are employees of or consultants to the Company (including officers and directors of the Company who are also employees of or consultants to the Company) selected from time to time by the Committee. In the event there is no Committee, then the entire Board shall have responsibility for administering the Plan.

As amended, the Plan authorizes a total of 4,600,000 shares of common stock for issuance. There are currently outstanding under the Plan stock options representing the right to purchase an aggregate of 3,135,719 shares of common stock at a weighted average exercise price of $13.12 and an average remaining life of 7.9 years. In addition to the shares reserved for issuance pursuant to the outstanding stock options, the Company has already issued an additional 157,195 shares of common stock under the Plan, including 138,331 shares issued pursuant to exercises of stock options. Shares of common stock that are issued under the Plan or that are subject to outstanding Incentives are applied to reduce the maximum number of shares of common stock remaining available for issuance under the Plan. Accordingly, there are currently 1,307,086 shares of common stock remaining available for future issuance under the Plan, as amended.

Under the Plan, the Committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from the Company. The Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

The option price may be paid in cash, check, bank draft or by delivery of shares of common stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of common stock valued at their fair market value or as otherwise authorized by the Committee.

In the event that an optionee ceases to be an employee of or consultant to the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

A stock appreciation right, or a SAR, is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

The Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of common stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed 10 years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of common stock, cash, or any combination of common stock and cash.

Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares, including, for example, the right to vote such shares.

Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive cash or payment of shares of common stock. The performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

No stock option, SAR, performance share or restricted stock granted under the Plan is transferable by its holder, except in the event of the holder’s death, by will or the laws of descent and distribution. During an employee’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of common stock which may be issued to all participants under the Plan, (c) materially change or expand the types of Incentives that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants. Certain Plan amendments require stockholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the Plan, or change the requirements for eligibility under the Plan. As amended, the Plan prohibits the repricing of Incentives granted thereunder without stockholder approval. More specifically, the Plan provides that, except for an adjustment in the event of a recapitalization or other corporate restructuring, no Incentive granted under the Plan may be amended to decrease the exercise price thereof, or be cancelled in conjunction with the grant of any new Incentive with a lower exercise price, or otherwise be altered in any way that would be treated under accounting rules or otherwise as a “repricing” of such Incentive at a lower exercise price, unless such action is approved by the Company’s stockholders.

The Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	2003 Stock Option Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2008	Cougar Biotechnology, Inc.

	By:	/s/ Charles R. Eyler
Charles R. Eyler Senior Vice President, Finance

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit Number	Description

10.1	2003 Stock Option Plan, as amended.

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